Exhibit 10.2

priceline.com Incorporated 1999 Omnibus Plan

RESTRICTED STOCK UNIT AGREEMENT — NON-U.S. PARTICIPANTS

THIS RESTRICTED STOCK UNIT AGREEMENT (“Agreement”) is made as of the ___ day of ________, 2007, by and between priceline.com Incorporated, a Delaware corporation, with its principal United States office at 800 Connecticut Avenue, Norwalk, Connecticut 06854 (the “Company”), and ___________________ (the “Participant”).

W I T N E S S E T H:

Pursuant to terms of the priceline.com Incorporated 1999 Omnibus Plan (the “Plan”), the Board of Directors of the Company has authorized this Agreement.  The Participant has been granted on _______, 2007 (the “Grant Date”), subject to execution of this Agreement, the number of restricted stock units (the “RSUs”) set forth below.  Unless otherwise indicated, any capitalized term used herein, but not defined herein, shall have the meaning ascribed to such term in the Plan.  The RSUs comprising this award may be recorded in an unfunded RSU account in the Participant’s name maintained by the Company.  The Participant will have no rights as a stockholder of the Company by virtue of any RSU awarded to him until shares of Stock, if any, are issued to the Participant as described in this Agreement.

1.             The Grant

(a)           Subject to the terms and conditions set forth herein, the Participant hereby is granted _____________ (_______) RSUs on the Grant Date.

(b)           Subject to Section 4 hereof, all of the RSUs granted under this Agreement shall vest on the third anniversary of the Grant Date (the “Vesting Date”); provided that, on such Vesting Date, the Participant has been in Continuous Service through such date.  For avoidance of doubt, subject to Section 4 hereof, the Participant shall not proportionately or partially vest in any RSUs during any period prior to the Vesting Date, and the Participant shall become vested in the RSUs only on the Vesting Date pursuant to this Section 1(b).

(c)           Upon satisfaction of the vesting requirement set forth in Section 1(b) and as soon as administratively practicable following the Vesting Date, the Company shall issue the Participant one (1) share of Stock free and clear of any restrictions for each vested RSU.

(d)           For purposes of this Agreement, “Continuous Service” shall mean that the Participant’s service with the Company or any Subsidiary or Affiliate whether as an employee, director or consultant, is not interrupted or terminated.

2.             Dividend Equivalents

The Participant shall not be entitled to receive a cash payment equal to any dividends and distributions paid with respect to any share of Stock underlying each RSU granted under this Agreement that becomes declared or payable prior to the vesting date.

3.             No Voting Rights

The Participant shall not be a shareholder of record and shall have no voting rights with respect to shares of Stock underlying an RSU prior to the Company’s issuance of such shares following the applicable vesting date to the Participant.

4.             Effect of Termination of Continuous Service; Change in Control

(a)           Subject to Sections 4(b), (c), (d), (e), and (f), upon the Participant’s termination of Continuous Service, the unvested portion of the RSU granted under this Agreement shall be immediately forfeited and canceled.

(b)           Notwithstanding Sections 1(b) or 4(a), upon the date of a termination of Continuous Service that occurs prior to a Change in Control (i) by the Company other than for Cause or, (ii) by the Participant, as applicable, on account of death or Disability, the Participant shall be vested in a ProRata Number of RSUs, and any unvested RSUs shall be immediately forfeited and canceled.

(c)           Notwithstanding Sections 1(b) or 4(a), in the event of a Change in Control, a Participant who was in Continuous Service immediately prior to the Change in Control and who is in Continuous Service on a date which is six (6) months after the Change in Control shall be vested as of such date in a ProRata Number of RSUs and, subject to Section 4(d), shall become vested in the remaining portion of any RSUs on the Vesting Date, provided that, notwithstanding any other provision hereof, to the extent that any RSUs (or fraction thereof) are exchanged for cash incident to the Change in Control, the Participant shall, as of the date of the Change in Control, be fully vested in such number of RSUs (or fraction thereof) exchanged for cash.

(d)           Notwithstanding Sections 1(b) or 4(a), in the event that, on or after a Change in Control, the Participant’s employment is terminated prior to the Vesting Date by the Company other than for Cause or by the Executive, as applicable, on account of death or Disability, the Participant shall be fully vested in the RSUs granted under this Agreement, as of the date of such termination, provided that the Participant was in Continuous Service immediately prior to the Change in Control.

(e)           Notwithstanding Sections 1(b) or 4(a), in the event that the Participant’s employment is terminated by the Company other than for Cause and prior to and in anticipation of a Change in Control, the Participant shall, as of the date of such termination, be fully vested in the RSUs granted under this Agreement.

(f)            A “ProRata Number of RSUs” means a number of RSUs equal to the number of RSUs granted under this Agreement subject to Sections 4(b) and 4(c), multiplied by a fraction, (A) the numerator of which is the number of fully completed months that have elapsed during the period commencing on the Grant Date and ending on the determination date, and (B) the denominator of which is 36.

(i)            The determinations of partial vesting upon a Change in Control and whether the Participant’s Continuous Service is terminated by the Company in anticipation of a Change in Control or other than for Cause shall be made by the Committee, in its sole discretion.

(g)           For purposes of this Agreement, the term “Change in Control” shall mean the occurrence of any one of the following events:

(i)            any Person is or becomes the Beneficial Owner, directly or indirectly, of securities of the Company representing thirty-five percent (35%) or more of the combined voting power of the Company’s then outstanding securities eligible to vote for the election of the Board (the “Company Voting Securities”); provided, however, that the event described in this paragraph (i) shall not be deemed to be a Change in Control if such event results from the acquisition of Company Voting Securities pursuant to a Non-Qualifying Transaction (as defined in paragraph (iii) below);

(ii)           individuals who, on the Grant Date, constitute the Board (the “Incumbent Directors”) cease for any reason to constitute at least a majority of the Board; provided, however, that any person becoming a director subsequent to the Grant Date, whose election or nomination for election was approved (either by a specific vote or by approval of the proxy statement of the Company in which such person is named as a nominee for director, without written objection to such nomination) by a vote of at least two-thirds of the directors who were, as of the date of such approval, Incumbent Directors, shall be an Incumbent Director; provided, further, that no individual initially appointed, elected or nominated as a director of the Company as a result of an actual or threatened election contest with respect to the election or removal of directors or as a result of any other actual or threatened solicitation of proxies or consents by or on behalf of any person other than the Board shall be deemed to be an Incumbent Director;

(iii)          the consummation of a merger, consolidation, statutory share exchange or similar form of corporate transaction involving (A) the Company or (B) any of its wholly owned subsidiaries pursuant to which, in the case of this clause (B), Company Voting Securities are issued or issuable (any event described in the immediately preceding clause (A) or (B), a “Reorganization”) or the sale or other disposition of all or substantially all of the assets of the Company to an entity that is not an Affiliate of the Company (a “Sale”), unless immediately following such Reorganization or Sale: (1) more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of (x) the Company (or, if the Company ceases to exist, the entity resulting from such Reorganization), or, in the case of a Sale, the entity which has acquired all or substantially all of the assets of the Company (in either case, the “Surviving Entity”), or (y) if applicable, the ultimate parent entity that directly or indirectly has Beneficial Ownership of more than 50% of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the Surviving Entity (the “Parent Entity”), is represented by Company Voting Securities that were outstanding immediately prior to such Reorganization or Sale (or, if applicable, is represented by shares into which such Company Voting Securities were converted pursuant to such Reorganization or Sale), (2) no Person is or becomes the Beneficial Owner, directly or indirectly, of 35% or more of the total voting power (in respect of the election of directors, or similar officials in the case of an entity other than a corporation) of the outstanding voting securities of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) and (3) at least a majority of the members of the board of directors (or similar officials in the case of an entity other than a corporation) of the Parent Entity (or, if there is no Parent Entity, the Surviving Entity) following the consummation of the Reorganization or Sale were, at the time of the approval by the Board of the execution of the initial agreement providing for such Reorganization or Sale, Incumbent Directors (any Reorganization or Sale which satisfies all of the criteria specified in (1), (2) and (3) above being deemed to be a “Non-Qualifying Transaction”); or

(iv)          the stockholders of the Company approve a plan of complete liquidation or dissolution of the Company.

Notwithstanding the foregoing, if any Person becomes the Beneficial Owner, directly or indirectly, of 35% or more of the combined voting power of Company Voting Securities solely as a result of the acquisition of Company Voting Securities by the Company which reduces the number of Company Voting Securities outstanding, such increased amount shall be deemed not to result in a Change in Control; provided, however, that if such Person subsequently becomes the Beneficial Owner, directly or indirectly, of additional Company Voting Securities that increases the percentage of outstanding Company Voting Securities Beneficially Owned by such Person, a Change in Control of the Company shall then be deemed to occur.

(h)           For the purposes of Section 4, the following terms shall have the following meanings:

“Affiliate” shall mean an affiliate of the Company, as defined in Rule 12b-2 promulgated under Section 12 of the Securities Exchange Act of 1934, as amended from time to time (the “Exchange Act”);

“Beneficial Owner” shall have the meaning set forth in Rule 13d-3 under the Exchange Act;

“Cause” shall have the meaning set forth in (i) the Participant’s employment agreement with the Company, if any, in force at the time of the Participant’s termination of employment, and, if none, (ii) the Plan.

“Disability” shall have the meaning set forth in the Company’s long-term disability plan.

“Person” shall have the meaning set forth in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) thereof, except that such term shall not include (1) the Company or any of its subsidiaries, (2) a trustee or other fiduciary holding securities under an employee benefit plan (or related trust) sponsored or maintained by the Company or any of its subsidiaries, (3) an underwriter temporarily holding securities pursuant to an offering of such securities, (4) a corporation owned, directly or indirectly, by the stockholders of the Company in substantially the same proportions as their ownership of shares of Stock or (5) the Participant or any group of persons including the Participant, or any entity controlled by the Participant or any group of persons including the Participant; provided the Participant is an executive officer, director or more than 10% owner of Stock.

5.             Nontransferability of Grant

Except as otherwise provided herein or in the Plan, RSUs shall be assigned, negotiated, pledged, or hypothecated in any way or be subject to execution, attachment or similar process.  No transfer of the Participant’s rights with respect to an RSU, whether voluntary or involuntary, by operation of law or otherwise, shall be permitted.  Immediately upon any attempt to transfer such rights, such RSU, and all of the rights related thereto, shall be forfeited by the Participant.

6.             Stock; Adjustment Upon Certain Events.

(a)           Stock to be issued under this Agreement shall be made available, at the discretion of the Board, either from authorized but unissued Stock, from issued Stock reacquired by the Company or from Stock purchased by the Company on the open market specifically for this purpose.

(b)           The existence of this Agreement and the RSU granted hereunder shall not affect in any way the right or power of the Board or the stockholders of the Company to make or authorize any adjustment, recapitalization, reorganization or other change in the Company’s capital structure or its business, any merger or consolidation of the Company or any affiliate, any issue of bonds, debentures, preferred or prior preference stocks ahead of or affecting the Stock, the authorization or issuance of additional shares of Stock, the dissolution or liquidation of the Company or any affiliate or sale or transfer of all or part of the assets or business of the Company or any affiliate, or any other corporate act or proceeding.

(c)           In the event of a Change in Control, the consideration payable to other shareholders of the Company shall be substituted for the stock issuable hereunder, provided that the vesting requirements with respect to such RSUs pursuant to Sections 1 and 4 hereof shall apply, except as otherwise provided in Section 4(c), and further provided that if the acquiring entity does not agree to such restrictions upon the substituted property, then such RSUs shall be fully vested upon a Change in Control.

7.             Determinations

Each determination, interpretation or other action made or taken pursuant to the provisions of this Agreement by the Committee or the Board in good faith shall be final, conclusive and binding for all purposes and upon all persons, including, without limitation, the Participant and the Company, and their respective heirs, executors, administrators, personal representatives and other successors in interest.

8.             Other Conditions

The transfer of any shares of Stock underlying an RSU shall be effective only at such time as counsel to the Company shall have determined that the issuance and delivery of such shares are in compliance with all applicable laws, regulations of governmental authority and the requirements of any securities exchange on which Stock is traded.

9.             Withholding Taxes

The Participant shall be liable for any and all taxes and contributions of any kind required by law to be withheld with respect to the vesting of an RSU.  The Participant agrees that the Participant’s employer (the “Employer”) may, in its discretion, (i) require the Participant to remit to the Employer on the date on which an RSU vests cash in an amount sufficient to satisfy all applicable required withholding taxes and contributions related to such vesting, (ii) deduct from his regular salary payroll cash, on a payroll date following the date on which an RSU vests, in an amount sufficient to satisfy such obligations, or (iii) withhold and sell sufficient shares of Stock that become issuable to the Participant on the applicable vesting date to satisfy such obligations.

10.           Data Privacy

The Participant explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of the Participant’s personal data by and among, as applicable, the Company and its Subsidiaries and Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.  The Participant hereby understands that the Company and its Subsidiaries and Affiliates hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of Stock or directorships held in the Company, details of all RSUs or any other entitlement to shares of Stock awarded, canceled, exercised, vested, unvested or outstanding in the Participant’s favor, for the purpose of implementing, administering and managing the Plan (“Data”).  The Participant hereby understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country or elsewhere (including countries outside of the European Union), and that the recipient’s country may have different data privacy laws and protections than the Participant’s country.  The Participant hereby understands that the Participant may request a list with the names and addresses of any potential recipients of the Data by contacting the Participant’s local human resources representative.  The Participant authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party with whom the Participant may elect to deposit any shares acquired upon vesting of the RSU.  The Participant hereby understands that Data will be held only as long as is necessary to implement, administer and manage the Participant’s participation in the Plan.  The Participant hereby understands that the Participant may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing the Participant’s local human resources representative.  The Participant hereby understands, however, that refusing or withdrawing the Participant’s consent may affect the Participant’s ability to participate in the Plan.  For more information on the consequences of the Participant’s refusal to consent or withdrawal of consent, the Participant hereby understands that the Participant may contact the Participant’s local human resources representative.

11.           Incorporation of the Plan

The Plan, as it exists on the date of this Agreement and as amended from time to time, is hereby incorporated by reference and made a part hereof, and the RSUs and this Agreement shall be subject to all terms and conditions of the Plan.  In the event of any conflict between the provisions of this Agreement and the provisions of the Plan, the terms of the Plan shall control, except as expressly stated otherwise.

12.           Electronic Delivery

The Company may, in its sole discretion, deliver any documents related to this RSU and the Participant’s participation in the Plan, or future awards that may be granted under the Plan, by electronic means or to request the Participant’s consent to participate in the Plan by electronic means.  The Participant hereby consents to receive such documents by electronic delivery and, if requested, agrees to participate in the Plan through an on-line or electronic system established and maintained by the Company or another third party designated by the Company.

13.           Nature of Grant

The Participant acknowledges and agrees that: (a) the Plan is established voluntarily by the Company, it is discretionary in nature and it may be modified, amended, suspended or terminated by the Company at any time;  (b) the grant of RSUs is voluntary and occasional and does not create any contractual or other right to receive future grants of RSUs, or benefits in lieu of RSUs, even if RSUs has been granted repeatedly in the past; (c) all decisions with respect to future RSU grants, if any, will be at the sole discretion of the Company; (d) Participation in the Plan is voluntary; (e) the RSU is not a part of normal or expected compensation or salary for any purposes, including, but not limited to, calculating any severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments; (f) the future value of the underlying shares is unknown and cannot be predicted with certainty; and (g) in consideration of the grant of RSUs, no claim or entitlement to compensation or damages shall arise from termination of the RSUs or diminution in value of the RSUs or shares received upon vesting including (without limitation) any claim or entitlement resulting from termination of the Participant’s active employment by the Company or a Subsidiary or Affiliate (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant hereby releases the Company and its Subsidiaries and Affiliates from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived the Participant’s entitlement to pursue such claim.

14.           Miscellaneous

(a)           This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, personal legal representatives, successors, trustees, administrators, distributees, devisees and legatees.  The Company shall assign to, and require, any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree in writing to perform this Agreement.  Notwithstanding the foregoing, this Agreement may not be assigned by the Participant.

(b)           No modification or waiver of any of the provisions of this Agreement shall be effective unless in writing and signed by the party against whom it is sought to be enforced.

(c)           This Agreement may be executed in one or more counterparts, all of which taken together shall constitute one agreement.

(d)           The failure of any party hereto at any time to require performance by another party of any provision of this Agreement shall not affect the right of such party to require performance of that provision, and any waiver by any party of any breach of any provision of this Agreement shall not be construed as a waiver of any continuing or succeeding breach of such provision, a waiver of the provision itself, or a waiver of any right under this Agreement.

(e)           The headings of the sections of this Agreement have been inserted for convenience of reference only and shall in no way restrict or modify any of the terms or provisions hereof.

(f)            The Company shall pay all fees and expenses necessarily incurred by the Company in connection with this Agreement and will from time to time use its reasonable efforts to comply with all laws and regulations which, in the opinion of counsel to the Company, are applicable thereto.

(g)           All notices, consents, requests, approvals, instructions and other communications provided for herein shall be validly given or made when delivered to the persons entitled or required to receive the same, at the addresses set forth at the heading of this Agreement or to such other address as either party may designate by like notice.  Notices to the Company shall be addressed to its principal office, attention of the Company’s General Counsel.

(h)           The Plan and this Agreement constitute the entire Agreement and understanding between the parties with respect to the matters described herein and supersede all prior and contemporaneous agreements and understandings, oral and written, between the parties with respect to such subject matter.

(i)            This Agreement shall be governed and construed and the legal relationships of the parties determined in accordance with the laws of the state of Delaware without reference to principles of conflict of laws.

(j)            The Company represents and warrants that it is duly authorized by its Board and/or the Committee (and by any other person or body whose authorization is required) to enter into this Agreement, that there is no agreement or other legal restriction which would prevent it from entering into, and carrying out its obligations under, this Agreement, and that the officer signing this Agreement is duly authorized and empowered to sign this Agreement on behalf of the Company.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

PRICELINE.COM INCORPORATED

Jeffery Boyd

Chief Executive Officer